Exhibit 10.13
NONSTATUTORY STOCK OPTION AGREEMENT
SYNTHESIS ENERGY SYSTEMS, INC.
2005 INCENTIVE PLAN
     This Stock Option Agreement (the “Agreement”), is effective ___between Synthesis Energy Systems, Inc., a Delaware corporation (the “Company”), and ___(the “Optionee”).
WITNESSETH:
     WHEREAS, the Company has adopted the Synthesis Energy Systems, Inc. 2005 Incentive Plan, as amended and restated August 5, 2006 (the “Plan”) to encourage officers, employees, outside directors and consultants of the Company and its Subsidiaries to acquire or increase their ownership interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company thereby advancing the interests of the Company and its stockholders; and
     WHEREAS, the Plan provides that such selected individuals may be granted a certain number of Options (as defined in the Plan) to purchase shares of the Common Stock, par value $.01 per share (“Common Stock”), of the Company to provide them with an ownership interest in the growth of the Company; and
WHEREAS, the Optionee has been selected to receive such award;
     NOW, THEREFORE, in consideration of the premises, the terms and conditions set forth herein, the mutual benefits to be gained by the performance thereof and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Grant of Option. Pursuant to the Plan, the Company grants Optionee an option (the “Option” or “Stock Option”) to purchase ___full shares (the “Optioned Shares”) of Common Stock at an Option Price equal to $      per share. The Date of Grant of this Stock Option is ___. The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the fifth (5th) anniversary of the Date of Grant. The Stock Option is a Nonstatutory Stock Option.
     2. Subject to Plan. The Stock Option and its exercise are subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. The Stock Option is subject to any rules promulgated pursuant to the Plan by the Committee.
     3. Vesting: Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Stock Option shall be vested and exercisable as follows (it being understood that the right to purchase Option Shares shall be cumulative so that the Optionee may purchase on or after any such anniversary and during the remainder of the Option Period those quantifies of Option Shares which the Optionee was entitled to purchase but did not purchase during any preceding period or periods):
a.	With respect to 25% (___) of the total Optioned Shares, the Stock Option shall vest and become exercisable on the Date of Grant provided the Optionee is employed by (or, if the Optionee is a consultant or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

b.	With respect to 25% (___) of the total Optioned Shares, the Stock Option shall vest and become exercisable on the first anniversary of the Date of Grant provided the Optionee is employed by (or, if the Optionee is a consultant or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

c.	With respect to 25% (___) of the total Optioned Shares, the Stock Option shall vest and become exercisable on the second anniversary of the Date of Grant provided the Optionee is employed by (or, if the Optionee is a consultant or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

d.	With respect to 25% (___) of the total Optioned Shares, the Stock Option shall vest and become exercisable on the third anniversary of the Date of Grant provided the Optionee is employed by (or, if the Optionee is a consultant or an Outside Director, is providing services to) the Company or a Subsidiary on that date.

e.	An Optionee shall become 100% vested in the total Optioned Shares hereunder on the day preceding an event which constitutes a Change in Control as defined in the Plan.
     4. Term; Forfeiture. In the event of Optionee’s termination from the board of directors of the Company the Options outstanding on such date of Termination, to the extent vested on such date, may be exercised by Optionee (or, in the event of Optionee’s subsequent death, by Optionee’s Heir (as defined below)) within six (6) months following such Termination, but not thereafter. However, in no event shall the Option be exercisable after the fifth (5th) anniversary of the Date of Grant. To the extent the Option is not vested on Optionee’s date of Termination, the Option shall automatically lapse and be canceled unexercised as of such date.
     In the event of Optionee’s Termination by reason of death or disability, as defined by the Committee in its sole discretion pursuant to the terms of the Plan, the Option shall be fully vested on such date of termination and may be exercised by Optionee or, in the event of Optionee’s death, by the person to whom Optionee’s rights shall pass by will or the laws of descent and distribution (“Heir”), at any time within the twelve (12) month period beginning on Optionee’s Termination, but not thereafter. However, in no event shall the Option be exercisable after the fifth (5th) anniversary of the Date of Grant.
     5. Who May Exercise. Subject to the terms and conditions set forth in Sections 3 and 4 above, during the lifetime of the Optionee, the Stock Option may be exercised only by the

Optionee, or by the Optionee’s guardian or personal or legal representative (in the event of his or her disability or by a broker dealer subject to Section 2.3 of the Plan).
     6. No Fractional Shares. The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.
     7. Manner of Exercise. Subject to such administrative regulations as the Committee may from time to time adopt, the Option may be exercised by the delivery of written notice to the Committee or designated Company representative setting forth the number of shares of Common Stock with respect to which the Option is to be exercised, the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Optionee shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable to the Company in full in either: (i) in cash, or (ii) subject to prior approval by the Committee in its discretion, by withholding Shares which otherwise would be acquired on exercise having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, or (iv) subject to prior approval by the Committee in its discretion, by a combination of (i), and (ii) above.
     The Committee, in its discretion, also may allow the Option Price to be paid with such other consideration as shall constitute lawful consideration for the issuance of Shares (including, without limitation, effecting a “cashless exercise” with a broker of the Option), subject to applicable securities law restrictions and tax withholdings, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law. A “cashless exercise” of an Option is a procedure by which a broker provides the funds to the Optionee to effect an Option exercise, to the extent consented to by the Committee in its discretion. At the direction of the Optionee, the broker will either (i) sell all of the Shares received when the Option is exercised and pay the Optionee the proceeds of the sale (minus the Option Price, withholding taxes and any fees due to the broker) or (ii) sell enough of the Shares received upon exercise of the Option to cover the Option Price, withholding taxes and any fees due the broker and deliver to the Optionee (either directly or through the Company) a stock certificate for the remaining Shares.
     As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver, or cause to be delivered, to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, Share certificates for the number of Shares purchased under the Option. Such delivery shall be effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee or other appropriate recipient.
     If the Optionee fails to pay for any of the Shares specified in such notice or fails to accept delivery thereof, then the Option, and right to purchase such Shares may be forfeited by the Company.
     8. Nonassignability. The Stock Option is not assignable or transferable by the Optionee except by will or by the laws of descent and distribution or pursuant to a domestic relations order that would qualify as a qualified domestic relations order as defined in Section

414(p) of the Code, if such provision were applicable to the Stock Option and as otherwise permitted under Section 4.2 of the Plan.
     9. Rights as Stockholder. The Optionee will have no rights as a stockholder with respect to any shares covered by the Stock Option until the issuance of a certificate or certificates to the Optionee for the Optioned Shares. The Optioned Shares shall be subject to the terms and conditions of this Agreement and Plan regarding such Shares. Except as otherwise provided in Section 10 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.
     10. Adjustment of Number of Optioned Shares and Related Matters. The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Section 4.5 of the Plan.
     11. Nonstatutory Stock Option. The Stock Option shall not be treated as an Incentive Stock Option.
     12. Community Property. Each spouse individually is bound by, and such spouse’s interest, if any, in any Shares is subject to, the terms of this Agreement. Nothing in this Agreement shall create a community property interest where none otherwise exists.
     13. Optionee’s Representations. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Optionee hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Optionee or the Company of any provision of any law or regulation of any governmental authority or Company policies, or the rules of the stock exchange on which the Common Stock is listed. Optionee acknowledges and agrees that if he or she is an officer, director or key employee of the Company, Optionee will be subject to the Company’s securities trading policy as it may be in effect from time to time and which may “black out” periods of time during which the Stock Option may not be exercised or which may also limit the amount of Shares that may be purchased or sold to a number that is less than requested by the Optionee. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Optionee are subject to all applicable laws, rules, and regulations, rules of the stock exchange on which the Common Stock is listed and policies of the Company.
     14. Investment Representation. The Optionee represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Optionee for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws.
     15. Optionee’s Acknowledgments. The Optionee acknowledges receipt of a copy of the Plan, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Optionee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee, the Company or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

     16. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Delaware (excluding any conflict of laws rule or principle of Nevada law that might refer the governance, construction, or interpretation of this agreement to the laws of another state).
     17. No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Optionee the right to continue in the employ or to provide services to the Company, its Affiliates or any Parent or Subsidiary or their Affiliates, whether as an employee or as a consultant or as an Outside Director, or interfere with or restrict in any way the right of the Company or any of the other foregoing entities to discharge the Optionee as an employee, consultant or Outside Director at any time.
     18. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
     19. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Optionee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
     20. Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
     21. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person or entity shall be permitted to acquire any Optioned Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

     22. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted by the Plan.
     23. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.
     24. Gender, Number and Term Optionee. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. Whenever the term “Optionee” is used herein under circumstances applicable to any other person or persons to whom this award may be assigned in accordance with the provisions of Paragraph 8, the term “Optionee” shall be deemed to include such person or persons.
     25. Independent Legal and Tax Advice. Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.
     26. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Optionee, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:
a.	Notice to the Company shall be addressed and delivered as follows:
Synthesis Energy Systems, Inc.
6330 West Loop South, Suite 300
Houston, Texas 77401
Attn: Chief Financial Officer
Fax: (713) 579-0610
b.	Notice to the Optionee shall be addressed and delivered to Optionee’s address as set forth in the Company’s records.
     27. Tax Requirements.
a.	Tax Withholding. This Option is subject to and the Company shall have the power and the right to deduct or withhold, or require the Optionee to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan and this Option.
b.	Share Withholding. With respect to tax withholding required upon the exercise of Stock Options or upon any other taxable event arising as a result of the Stock Option, Optionee may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All such elections shall be made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate. Any fraction of a Share required to satisfy such obligation shall be disregarded and the amount due shall instead be paid in cash by the Optionee.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Optionee, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

SYNTHESIS ENERGY SYSTEMS, INC.

By:

Name:

Title:

OPTIONEE: